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                                                                     EXHIBIT 4.2



                                    BYLAWS

                                      OF

                           CORNERSTONE BANCORP, INC.



                                   ARTICLE I


                           MEETINGS OF SHAREHOLDERS
                           ------------------------



     Section 1.1  Annual Meeting.  The regular meeting of the shareholders to
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elect directors and transact whatever other business may properly come before the meeting, shall be held at the main office of the Corporation, 550 Summer Street, City of Stamford, State of Connecticut, or such other places as the board of directors may designate, at 3:00 p.m. on the 15th day of May of each year, or such other substitute date as the Board of Directors may designate by resolution. When the regular meeting of shareholders falls on a holiday, the meeting shall be held on the next banking business day unless the board shall designate another day. Notice of the meeting shall be mailed, postage prepaid at least 10 days prior to the date thereof, addressed to each shareholder at his address appearing on the books of the Corporation. If, for any cause, any election of directors is not made on that day, the board of directors shall order the election to be held on some subsequent day, as soon thereafter as practicable according to the provisions of law; and notice shall be given in the manner herein provided for the annual meeting.

     Section 1.2  Special Meetings.  Except as otherwise specifically provided
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by statute, special meetings of the shareholders may be called for any purpose at any time by the board of directors or by any one or more shareholders owning, in the aggregate, not less than ten percent of the common stock of the Corporation. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid not less than 10 days prior to the date fixed for the meeting, to each shareholder at this address appearing on the books of the Corporation a notice stating the purpose of the meeting.

     Section 1.3  Nominations of Directors. Nominations of persons for election
                  ------------------------
to the Board of Directors may be made at an annual meeting of shareholders or a special meeting of shareholders at which directors are to be elected pursuant to the Registrant's notice of meeting (a) if specified in the Registrant's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of Bancorp who was a shareholder of record at the time of giving of notice as described below, who is entitled to vote at the meeting and who complies with such notice procedures.

     For nominations to be properly brought before a meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Bancorp. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Bancorp not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year's annual meeting (or not earlier than the ninetieth (90th) day prior to a special meeting nor later than the sixtieth (60th) day prior to such special meeting); provided, however, that in the event that the date of an annual meeting is more than thirty (30) days before or more than sixty (60) days after such an anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Bancorp. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information
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relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such shareholder, as it appears on the Registrant's books, and of such beneficial owner and (ii) the class and number of shares of the Bancorp that are owned beneficially and held of record by such shareholder and such beneficial owner.

     Nominations not made in accordance herewith may, in his or her discretion, be disregarded by the chairperson of the meeting, and upon his or her instructions, the vote tellers may disregard all votes cast for each such nominee.

     Section 1.4  Judges of Election.  Every election of directors shall be
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managed by three judges, who shall be appointed from among the shareholders by the board of directors. The judges of election shall hold and conduct the election at which they are appointed to serve. After the election, they shall file with the cashier a certificate signed by them, certifying the result thereof and the names of the directors elected. The judges of election, at the request of the chairperson of the meeting, shall act as tellers of any other vote by ballot taken at such meeting, and shall certify the result thereof.

     Section 1.5  Proxies.  Shareholders may vote at any meeting of the
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shareholders by proxies duly authorized in writing.  Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and filed with the records of the meeting. Nothing herein shall be construed as prohibiting any officer, director, employee or shareholder from acting as a proxy.

     Section 1.6  Quorum.  A majority of the outstanding capital stock,
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represented in person or by proxy shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Certificate of Incorporation.


                                  ARTICLE II


                              BOARD OF DIRECTORS
                              ------------------


     Section 2.1  General Authority. The board of directors shall have power to
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manage and administer the business and affairs of the Corporation.  Except as expressly limited by law, all corporate powers of the Corporation shall be vested in and may be exercised by the board.

     Section 2.2  Number of Directorships.  The board of directors of this
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Corporation shall consist of not less than three shareholders, the exact number to be fixed from time to time by resolution adopted by the affirmative vote of at least eighty percent (80%) of the full board of directors, provided, however,
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that the total number of directors may not be increased or decreased by more than two (2) from the number determined by the board of directors in connection with the last previous election of directors by the shareholders.

     Section 2.3  Removal of Directors.  Any director or the entire board of
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directors may be removed at any time, but only for cause and only by the affirmative vote of the holders of at least eighty percent (80%) of all the outstanding capital stock entitled to vote on election of directors at a meeting of the stockholders called for that purpose except that if the board of directors, by an affirmative vote of at least eighty percent (80%) of the full board of directors, recommends removal of a director to the shareholders, such removal requires the affirmative vote of the holders of at least a majority of the outstanding capital stock entitled to vote on the election of directors.

     Section 2.4  Organization Meeting.  The secretary, upon receiving the
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certificate of the judges of the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at

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the main office of the Corporation to organize the new board and elect and appoint officers of the Corporation for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable and, in any event, within 30 days thereof. If, at the time fixed for such meeting, there shall not be a quorum the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

     Section 2.5  Regular Meetings.  The regular meetings of the board of
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directors shall be held, without notice, on the third Wednesday of each month at the main office. When any regular meeting of the board falls upon a holiday the meeting shall be held on the next banking business day unless the board shall designate some other day.

     Section 2.6  Special Meetings.  Special meetings of the board of directors
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may be called by the president or chief executive officer of the Corporation or at the request of one or more directors. Each member of the board of directors shall be given notice stating the time and place by telegram, letter, or in person, of each special meeting.

     Section 2.7  Quorum.  A majority of the directors shall constitute a quorum
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at any meeting, except when otherwise provided by law; but a less number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.

     Section 2.8  Vacancies.  Any vacancies on the board of directors resulting
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from death, resignation, retirement, disqualification removal from office, increase in the authorized number of directors or other cause may be filled for the balance of the unexpired term only by a vote of eighty percent (80%) of the full board of directors at any regular or special meeting of the board of directors called for that purpose.


                                  ARTICLE III


                            COMMITTEES OF THE BOARD
                            -----------------------


     Section 3.1  Committees. (a)  The board of directors, by the affirmative
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vote of a majority of the entire Board, may designate one or more committees, each committee to consist of one or more directors, as the board may deem proper. Such committees shall have such names as may be determined from time to time by resolution adopted by the board of directors.

     (b) The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

     (c) Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to:

     (1)  authorize distributions;

     (2) approve or propose actions required to be approved by the shareholders;

     (3)  fill vacancies on the board of directors or any of its committees;

     (4)  amend the certificate of incorporation;

     (5)  adopt, amend or repeal any provisions of these Bylaws;

     (6)  approve a plan of merger not requiring shareholder approval;

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     (7)  authorize or approve the reacquisition by the corporation of its shares of stock, except according to a formula or method specifically prescribed by the board of directors; or

     (8) authorize or approve the issuance or sale of shares or determine the designation and relative rights, preferences and limitations of a class or series of shares unless within any limits prescribed by the board of directors.

     Section 3.2  Committee Meetings.  Meetings of any committee of the board of
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directors may be called by either the president or any of the members of such committee upon at least one (2) days' written or oral notice of the place, date and time. The notice need not state the purpose of such meeting. A majority of the committee members shall constitute a quorum for the transaction of business, and if a quorum exists, the action of the majority of those present at any meeting shall be the action of the committee. Each committee shall keep minutes of its proceedings.

                                  ARTICLE IV


                            OFFICERS AND EMPLOYEES
                            ----------------------


     Section 4.1  Chairperson of the Board.  The board of directors shall
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appoint one of its members to be the chairperson of the board to serve at its pleasure. Such person shall preside at all meetings of the board of directors. The chairperson of the board shall supervise the carrying out of the policies adopted or approved by the board; shall have general executive powers as well as the specific powers conferred by these Bylaws; shall also have and may exercise such further powers and duties as from time to time may be conferred or assigned by the board of directors.

     Section 4.2  President.  The board of directors shall appoint one of its
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members to be the president of the Corporation. In the absence of the chairperson, the president shall preside at any meeting of the board. The president shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of president or imposed by these bylaws. The president shall also have and may exercise such further powers and duties as from time to time may be conferred or assigned by the board of directors.

     Section 4.3  Vice President.  The board of directors may appoint one or
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more vice presidents.  Each vice president shall have such powers and duties as may be assigned by the board of directors. One vice president shall be designated by the board of directors, in the absence of the president, to perform all the duties of the president.

     Section 4.4  Secretary.  The board of directors shall appoint a secretary
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or other designated officer who shall be secretary of the board and of the
Corporation, and shall keep accurate minutes of all meetings. The secretary shall attend to the giving of all notices required by these bylaws to be given; shall be custodian of the corporate seal, records, documents and papers of the Corporation; shall provide for the keeping of proper records of all transactions of the Corporation; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of secretary, or imposed by these bylaws; and shall also perform such other duties as may be assigned from time to time by the board of directors.

     Section 4.5  Other Officers.  The board of directors may appoint one or
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more assistant vice presidents, one or more assistant secretaries and such other officers and attorneys-in-fact as from time to time may appear to the board of directors to be required or desirable to transact the business of the Corporation. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the board of directors, the chairperson of the board, or the president.

     Section 4.6  Tenure of Office.  The president and all other officers shall
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hold office for the term for which they are appointed and until their successors have been elected and qualified, unless they shall resign, become disqualified or be removed; and any vacancy occurring in the office of president shall be filled promptly by the board of directors.

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                                   ARTICLE V


                         STOCK AND STOCK CERTIFICATES
                         ----------------------------


     Section 5.1  Transfers.  Shares of stock shall be transferable on the books
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of the Corporation, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his shares, succeed to all rights of the prior holder of such shares.

     Section 5.2  Stock Certificates.  Certificates of stock shall bear the
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signature of the president (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by the secretary, assistant secretary, cashier, assistant cashier, or any other officer appointed by the board of directors for that purpose, to be known as an authorized officer, and the seal of the Corporation shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Corporation properly endorsed.


                                  ARTICLE VI


                                CORPORATE SEAL
                                --------------


     The president, the secretary or any assistant secretary, or other officer thereunto designated by the board of directors, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:


          Impression
          of
          Seal


                                  ARTICLE VII

                           MISCELLANEOUS PROVISIONS
                           ------------------------


     Section 7.1  Fiscal Year.  The fiscal year of the Corporation shall be the
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calendar year.

     Section 7.2  Execution of Instruments.  All agreements indentures,
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mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Corporation by the chairperson of the board, or the president, or any vice president, or the secretary. Any such instruments may also be executed, acknowledged, verified, delivered or accepted on behalf of the Corporation in such other manner and by such other officers as the board of directors may from time to time direct. The provisions of this section 7.2 are supplementary to any other provision of these bylaws.

     Section 7.3  Records.  The Certificate of Incorporation, the bylaws and the
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proceedings of all meetings of the shareholders, the board of directors, and standing committees of the board, shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the secretary or other officer appointed to act as secretary of the meeting.

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                                 ARTICLE VIII


                                    BYLAWS
                                    ------


     Section 8.1  Inspection.  A copy of the bylaws with all amendments, shall
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at all times be kept in a convenient place at the main office of the
Corporation, and shall be open for inspection to all shareholders during banking hours.

     Section 8.2  Amendments.  The bylaws may be amended, altered or repealed,
                  ----------
at any regular meeting of the board of directors, by a vote of a majority of the total number of the directors.

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